UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2009

BLACKHAWK BIOFUELS, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-53651	20-2760722
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 West Spring Street, Freeport, Illinois	61032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (815) 235-2461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 30, 2009, our management concluded that our previously issued unaudited condensed balance sheet as of June 30, 2009, included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 as filed with the U.S. Securities and Exchange Commission on August 19, 2009, contained an error and should no longer be relied upon. Therefore, we plan to restate our financial statements for such periods and will present the restated financial statements in an amendment to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 which we expect to file on October 2, 2009.

The unaudited condensed balance sheet as of June 30, 2009, included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, treated our term loan with Fifth Third Bank as long-term debt, except the current maturities thereof. Because we were not in compliance with certain covenants on June 30, 2009, we have determined that we did not record this debt correctly and that the debt should be reclassified as a current liability in its entirety. The reason that we did not previously record the bank term loan as a current liability was based on our understanding that Fifth Third Bank was willing to renegotiate the terms of the term loan, including the applicable covenants, to eliminate the noncompliance. As of September 30, 2009, however, no waiver, forbearance or amendment of the term loan has been executed that would resolve the issue. Accordingly, we have reclassified approximately $22,000,000 from long-term debt to current maturities of long-term debt as of June 30, 2009. The effect of the reclassification of the bank term loan did not affect our balance sheet as of December 31, 2008 or our statements of operations or statements of cash flows for the relevant periods as at that time we were not out of compliance with any covenants.

Although we remain not in compliance with the covenants applicable to our term loan, Fifth Third Bank has not taken action to declare a default or accelerate payment of the outstanding balance of our term loan. Our discussions with Fifth Third Bank are continuing and we believe that it will be possible to reach agreement on an amendment to our term loan agreement that will resolve our noncompliance issues and amend the covenants applicable to the term loan.

The decision to restate our unaudited condensed balance sheet as of June 30, 2009 was approved by our audit committee, Chair and Treasurer on September 30, 2009. Members of our audit committee and management have discussed the above matters disclosed in this Item 4.02 with our independent registered public accounting firm.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKHAWK BIOFUELS, LLC

Date: October 2, 2009	/s/ RONALD L. MAPES
Ronald L. Mapes
Chair (Principal Executive Officer)